UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): 12/2/2024
_____________________________________________________________________________
Schneider National, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________________________________________________________________

Wisconsin	001-38054		39-1258315
(State of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
3101 South Packerland Drive	Green Bay	WI	54313
(Address of Principal Executive Offices)			(Zip Code)
(920) 592-2000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, no par value	SNDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.     Other Events.

On December 2, 2024, Schneider National, Inc. (“Schneider”) successfully completed its acquisition of Cowan Systems, LLC and affiliated entities (collectively, “Cowan Systems”) for approximately $390 million in cash (subject to certain adjustments), which was previously announced on November 25, 2024. Cowan Systems is primarily a dedicated contract carrier with a portfolio of complementary services including brokerage, drayage, and warehousing operating approximately 1,800 trucks and 7,500 trailers across more than forty locations throughout the Eastern and Mid-Atlantic regions of the United States. Schneider expects to close on its previously announced acquisition of certain real estate assets relating to Cowan Systems’ business in fourth quarter 2024.

Schneider financed the acquisition through existing cash on hand, as well as borrowings under its new $400 million delayed draw term credit facility. The acquisition is expected to be accretive to Schneider’s earnings per share within the first year, before consideration of anticipated synergies. Cowan Systems’ financial results will be reported in their corresponding Schneider Truckload and Logistics business segments.

Special Note Regarding Forward-Looking Statements

This information contained in this current report on Form 8-K contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, which are intended to come within the safe harbor protection provided by such Act. These forward-looking statements reflect our current expectations, beliefs, plans, or forecasts with respect to, among other things, future events and financial performance and trends in the business and industry. Forward-looking statements are often characterized by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential,” “forecast,” and other words, terms, and phrases of similar meaning and include statements regarding: (1) how Cowan Systems’ financial results will be reported in Schneider’s consolidated financial statements, (2) the expectation that the acquisition of Cowan Systems will be accretive to Schneider’s earnings per share within the first year, and (3) the potential realization of synergies in connection with the acquisition. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks, and uncertainties. Readers are cautioned that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Forward-looking statements may be affected by risks and uncertainties in the business of Schneider and Cowan Systems and market conditions, including, among others, (1) the risk that using debt to finance, in part, the acquisition will increase Schneider's indebtedness, (2) the risk that the operations of Schneider and Cowan Systems will not be integrated successfully, (3) the risk that the combined business will not achieve the anticipated revenue and synergies or other expected benefits, and (4) those discussed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K filed on February 23, 2024, as such may be amended or supplemented in Part II, Item 1A, “Risk Factors,” of subsequently filed Quarterly Reports on Form 10-Q, as well as those discussed in the consolidated financial statements, related notes, and other information appearing elsewhere in the aforementioned reports and other filings with the SEC. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this press release to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2024	SCHNEIDER NATIONAL, INC.

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	Executive Vice President, General Counsel, and Corporate Secretary